THE TAKL'I/G OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E• MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.

This Assignment Agreement (Convenio de Cesion) is entered into on this 30th day of March, 2015 (the "Agreement"), by and among Reynolds Packaging International B.Y. ("Reynolds BY"), Reynolds Metals Company de Mexico, S. de R.L. de C.Y. ("Reynolds Mexico") and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreement (The Bank of New York Mellon, Reynolds BY and Reynolds Mexico, are referred jointly as the "Parties"), with the acknowledgement of Pactiv Foodservice Mexico, S. de R.L. de C.V. (formerly Central de Bolsas, S. de R.L. de C.Y.) ("Central"), in accordance with the following Recitals, Representations and Warranties and Clauses. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

Recitals

I. Pledge Agreement. On April 19, 2011, CS! en Saltillo, S. de R.L. de C.Y., as pledgor, and The Bank of New York Mellon, as pledgee, among others, entered into an equity interests pledge agreement ( as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced, acknowledged or in any other way modified from time to time, the "Pledge Agreement"), by means of which, among other matters, CSI en Saltillo, S. de R.L. de C.Y. granted a first priority pledge and security interest (the "Security Interest") to the Pledgee for the benefit of the Secured Parties, over the CS! Saltillo Pledged Partnership Interest, as collateral security for the due and timely payment, performance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations.

IL Assignment of the Pledge. Pursuant to an Assignment Agreement dated October 27, 2014, CS! en Saltillo, S. de R.L. de C.Y. assigned and transferred to Reynolds Mexico all of its obligations, rights and interests to and under the Pledge Agreement.

III. Acquisition of the Pledged Partnership Interest. Pursuant to (i) Reynolds Mexico's partners resolutions dated March 24, 2015, (ii) Central's partners resolutions dated March 25, 2015, and (iii) the merger agreement dated March 25, 2015, executed by Reynolds Mexico and Central, it was agreed the merger of Reynolds Mexico as dissapearing company and Central as surviving company (the "Merger") and as a result thereof, the CS! Saltillo Pledged Partnership Interest will be automatically transferred from

Reynolds Mexico to Reynolds BV as the Merger becomes effective, which will occur as of
March 31, 2015.

Representations and Warranties

I. Reynolds Mexico hereby represents and warrants, through its legal representative, that:

a. It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b. It is the sole, legal and beneficial owner (registered as owner in the partners register book of Central) of, and has legal title to the CS! Saltillo Pledged Partnership Interest, representing 99.999999856% of the total issued and outstanding capital of Central, on a fully diluted basis.

c. The Merger, as well as the execution and fullfilment of this Agreement, does not constitute an Event of Default.

d. The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authorizations (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

e. The CS! Saltillo Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee, pursuant to the Pledge Agreement.

f. By executing this Agreement it expressly acknowledges the Pledgee's legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

II. Reynolds BV hereby represents and warrants, through its legal representative, that:

a. It is a private company with limited liability duly organized and validly existing under the laws of The Netherlands.

b. By virtue of the Merger, it will become the sole, legal and beneficial owner (registered as owner in the partners register book of Central) of, and have legal title to the CS! Saltillo Pledged Partnership Interest, representing
99.9999965299% of the total issued and outstanding capital of Central, on a fully diluted basis.

c. The Merger, as well as the execution and fullfilment of this Agreement, does not constitute an Event of Default.

d. The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authorizations (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

e. The CS! Saltillo Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee, pursuant to the Pledge Agreement.

f. By executing this Agreement it expressly acknowledges the Pledgee's legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

III. Central hereby represents and warrants, through its legal representative, that:

a. It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b. The Merger, as well as the execution and fullfilment of this Agreement, does not constitute an Event of Default.

c. It acknowledges that the CS! Saltillo Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee under the Pledge Agreement.

d. The Security Interest created on the CS! Saltillo Pledged Partnership Interest under the Pledge Agreement is registered in the partners register book of Central.

e. The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authorizations ( corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the Parties hereto agree as follows:

Clauses

First.- Assignment and Acknowledgment. Reynolds Mexico hereby transfers and assigns to Reynolds BV which accepts, all of its obligations, rights and interests to and under the Pledge Agreement. Reynolds BV hereby (a) confirms, acknowledges and agrees that the

CS! Saltillo Pledged Partnership Interest continues to be subject to the Pledge Agreement and the Security Interest created thereunder, which continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Credit Agreement, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time); (b) acknowledges and ratifies all of the terms and conditions of the Pledge Agreement, including, without limitation, all obligations of the Pledgors under the Pledge Agreement; (c) agrees to be bound by the terms of the Pledge Agreement, in its capacity as pledgor thereunder, as new owner of the CS! Saltillo Pledged Partnership Interest subject to the Security Interest; and (d) assumes, in its capacity as pledgor and as new owner of the CS! Saltillo Pledged Partnership Interest subject to the Security Interest, all obligations of CS! Saltillo arising out of the Pledge Agreement.

In view of the foregoing, the Parties hereby expressly acknowledge and agree that all references in the Pledge Agreement to (i) "CS! Saltillo" shall be understood and construed, to the applicable extent, as references to "Reynolds BV" and (ii) the "Pledgors" shall be understood and construed as to include "Reynolds BV" as new owner of the CS! Saltillo Pledged Partnership Interest.

Second.- Release. The Pledgee hereby agrees to and acknowledges the above and grants to
Reynolds Mexico a full release exclusively with respect to the Pledge Agreement.

Third.- No Novation. The Parties hereby expressly agree that this Agreement shall not extinguish the Secured Obligations under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. The Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

The Parties agree that this Agreement shall be deemed a "Security Document" for the purposes of and as defined in the First Lien lntercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien [ntercreditor Agreement are hereby incorporated by reference.

Fourth.- Entire Agreement. The Parties hereby expressly agree that this Agreement is and shall be deemed a part of the Pledge Agreement and, for such reason, all references made in or with respect to the Pledge Agreement, shall include this Agreement.

Fifth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the Parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico with respect to any actions or proceeding brought or derived from this Agreement, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.

Sixth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.

Seventh- Effective Date. This Agreement shall become into force and effect concomitantly with the Merger becoming effective.

[Signature page continues]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written.

Reynolds Packaging International B.V.

/s/ Elizabeth Davies
Name: Elizabeth Davies
Title: Authorised Signatory

Reynolds Metals Company de Mexico, S. de R.L. de C.V.

/s/ Eduardo Garcia Vazquez
Name: Eduardo Garcia Vazquez
Title: Authorised Signatory

The Pledgee:

The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

With the acknowledgment of:

Pactiv Foodservice Mexico, S. de R.L. de C.V.

/s/ Salvada Costaneda
Name: Salvada Costaneda
Title: Authorised Signatory